Exhibit 21.1

Confidential Treatment Requested by KE Holdings Inc. Pursuant to 17 C.F.R. Section 200.83

Principal Subsidiaries of the Registrant

Subsidiary	Place of Incorporation
Beike Group (Cayman) Limited	Cayman Islands
Beike Group (BVI) Limited	British Virgin Islands
Deepgreen Holdings Inc.	British Virgin Islands
Sharehome HK International Limited	Hong Kong
Beike (Tianjin) Investment Co., Ltd.	PRC
Lianjia (Tianjin) Enterprise Management Co., Ltd.	PRC
Beijing Lianjia Zhidi Real Estate Brokerage Co., Ltd.	PRC
Beike Zhaofang (Beijing) Technology Co., Ltd.	PRC
Beijing Fangyuan Real Estate Consulting Services Co., Ltd.	PRC
Beijing Gaoce Real Estate Brokerage Co., Ltd.	PRC
Beijing Lianjia Gaoce Real Estate Brokerage Co., Ltd.	PRC
Beike Technology Co., Ltd.	PRC
Deyou (Tianjin) Real Estate Services Co., Ltd.	PRC
Beike Jinke (Tianjin) Technology Co., Ltd.	PRC
Jinbei (Tianjin) Technology Co., Ltd.	PRC
Tianjin Lianjia Baoye Real Estate Brokerage Co., Ltd.	PRC
Beijing Fangjianghu Technology Co., Ltd.	PRC
Guangzhou Fangjianghu Technology Co., Ltd.	PRC
Tianjin Lianjia Fangjianghu Technology Co., Ltd.	PRC
Shenzhen Fangjianghu Technology Co., Ltd.	PRC
Wuhan Fangjianghu Information & Technology Co., Ltd.	PRC
Dalian Fangjianghu Information & Technology Co., Ltd.	PRC
Shenyang Fangjianghu Information & Technology Co., Ltd.	PRC
Foshan Fangjianghu Information & Technology Co., Ltd.	PRC
Zhengzhou Fangjianghu Information & Technology Co., Ltd.	PRC
Chengdu Fangjianghu Information & Technology Co., Ltd.	PRC
Deyou Real Estate Brokerage Co., Ltd.	PRC
Shanghai Lianjia Real Estate Brokerage Co., Ltd.	PRC
Shanghai Deyou Wuye Guwen Co., Ltd.	PRC
Sichuan Lianjia Real Estate Brokerage Co., Ltd.	PRC
Chengdu Fangyuan Real Estate Consulting Services Co., Ltd.	PRC
Chongqing Lianjia Gaoce Real Estate Brokerage Co., Ltd.	PRC
Chongqing Naohai Fangjianghu Information & Technology Co., Ltd.	PRC
Beike Zhaofang (Shenzhen) Technology Co., Ltd.	PRC
Shenzhen Lianjia Real Estate Brokerage Co., Ltd.	PRC
Guangdong Lianjia Real Estate Brokerage Co., Ltd.	PRC

Consolidated Variable Interest Entity	Place of Incorporation
Beijing Lianjia Real Estate Brokerage Co., Ltd.	PRC
Beijing Yiju Taihe Technology Co., Ltd.	PRC
Tianjin Xiaowu Information & Technology Co., Ltd.	PRC

Subsidiary of Consolidated Variable Interest Entity	Place of Incorporation
Beijing Zhongrongxin Financing Guarantee Co., Ltd.	PRC
Beijing Ehomepay Technologies Co., Ltd.	PRC